                                                                    Exhibit 25.1


                                    FORM T-1
                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2) _______
                               ------------------

             UNITED STATES TRUST COMPANY OF NEW YORK (Exact name of
                      trustee as specified in its charter)


              New York                                      13-3818954
   (Jurisdiction of incorporation                        (I.R.S. employer
    if not a U.S. national bank)                        identification No.)


        114 West 47th Street                                10036-1532
            New York, NY                                    (Zip Code)
        (Address of principal
         executive offices)

                               ------------------

                                V.F. CORPORATION
             (Exact name of obligor as specified in its charter)


              Pennsylvania                                 23-1180120
    (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                    identification No.)


    628 Green Valley Road, Suite 500
       Greenboro, North Carolina                              27408
(Address of principal executive offices)                    (Zip Code)

                               ------------------
                              8.10% Notes due 2005
                              8.50% Notes due 2010
                       (Title of the indenture securities)

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                                      - 2 -


                                     GENERAL


1.    GENERAL INFORMATION

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Washington, D.C.
            New York State Banking Department, Albany, New York

      (b)   Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2.    AFFILIATIONS WITH THE OBLIGOR

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

      V.F. Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.   LIST OF EXHIBITS

      T-1.1       --    Organization Certificate, as amended, issued by the
                        State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                        Indenture Reform Act of 1990 (Registration No.
                        33-97056).

    T-1.2         --    Included in Exhibit T-1.1.

    T-1.3         --    Included in Exhibit T-1.1.
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                                      - 3 -


16.   LIST OF EXHIBITS
      (cont'd)

    T-1.4         --    The By-Laws of United States Trust Company of New York,
                        as amended, is incorporated by reference to Exhibit
                        T-1.4 to Form T-1 filed on September 15, 1995 with the
                        Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                        (Registration No. 33-97056).

    T-1.6         --    The consent of the trustee required by Section 321(b) of
                        the Trust Indenture Act of 1939, as amended by the Trust
                        Indenture Reform Act of 1990.

    T-1.7         --    A copy of the latest report of condition of the trustee
                        pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of September 29, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of September, 2000.

UNITED STATES TRUST COMPANY
      OF NEW YORK, Trustee

By:   /s/ Yvette Rivera
      Yvette Rivera
      Assistant Vice President
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                                                                   EXHIBIT T-1.6


      The consent of the trustee required by Section 321(b) of the Act.


                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


August 16, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK


      /s/ Thomas Musarra
By:   Thomas Musarra
      Senior Vice President
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                                                                   EXHIBIT T-1.7


                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 2000
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                            $   111,263
Short-Term Investments                                                 102,676

Securities, Available for Sale                                         565,989

Loans                                                                2,751,688
Less:  Allowance for Credit Losses                                      17,800
                                                                   -----------
    Net Loans                                                        2,733,888
Premises and Equipment                                                  63,040
Other Assets                                                           322,866
                                                                   -----------
    TOTAL ASSETS                                                   $ 3,899,722
                                                                   ===========

LIABILITIES
Deposits:
    Non-Interest Bearing                                           $ 1,019,497
    Interest Bearing                                                 1,985,062
                                                                   -----------
       Total Deposits                                                3,004,559

Short-Term Credit Facilities                                           438,737
Accounts Payable and Accrued Liabilities                               194,401
                                                                   -----------
    TOTAL LIABILITIES                                              $ 3,637,697
                                                                   ===========

STOCKHOLDER'S EQUITY
Common Stock                                                            14,995
Capital Surplus                                                         98,806
Retained Earnings                                                      152,765
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                                  (4,541)
                                                                   -----------

TOTAL STOCKHOLDER'S EQUITY                                             262,025
                                                                   -----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                          $ 3,899,722
                                                                   ===========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

September 21, 2000